Exhibit 10.13

USA COMPRESSION PARTNERS, LP
2013 LONG-TERM INCENTIVE PLAN

FORM OF
EMPLOYEE PHANTOM UNIT AGREEMENT

Pursuant to this Phantom Unit Agreement, dated as of Grant Date identified in the Grant Notice below (this “Agreement”), USA Compression GP, LLC (the “Company”), as the general partner of USA Compression Partners, LP (the “Partnership”), hereby grants to _______ (the “Participant”) the following award of Phantom Units (“Phantom Units”), pursuant and subject to the terms and conditions of this Agreement and the USA Compression Partners, LP 2013 Long-Term Incentive Plan (the “Plan”), the terms and conditions of which are hereby incorporated into this Agreement by reference. Each Phantom Unit shall constitute a Phantom Unit under the terms of the Plan and is hereby granted in tandem with a corresponding distribution equivalent right (“DER”), as further detailed in Section 3 below. Except as otherwise expressly provided herein, all capitalized terms used in this Agreement, but not defined, shall have the meanings provided in the Plan.

GRANT NOTICE

Subject to the terms and conditions of this Agreement, the principal features of this Award are as follows:

Number of Phantom Units: _____ Phantom Units, comprised of _____ Standard Units and _____ Performance Units (each as defined below). The number of Performance Units set forth in this paragraph shall be referred to herein as the “Target Number.”

Grant Date: _____, 20__

Vesting of Phantom Units:

(a)

All Phantom Units granted hereunder other than Performance Units (“Standard Units”) shall vest in three essentially equal annual installments, with the first installment (____ Standard Units) vesting on ______, 20__ and the other two installments (____ Standard Units for 20__ and ____ Standard Units for 20__) vesting on the next two succeeding anniversaries thereof (with the second of such two succeeding anniversaries being termed the “Final Scheduled Vesting Date”), subject in each case to the Participant continuing in Service through the applicable vesting date;  provided that the Standard Units shall be subject to accelerated vesting in certain circumstances as set forth in Section 4(b) below.

(b)

All remaining Phantom Units (the “Performance Units”) shall vest, subject to (d) below, on the earlier to occur of (i) immediately prior to a Change in Control or (ii) the Final Scheduled Vesting Date.

(c)

If vesting under (b) occurs as a result of a Change in Control, the Target Number of the Performance Units shall vest (subject, however, to the Committee’s discretion to vest a greater portion (up to ___% of the Target Number) of Performance Units based on factors at the time of such event (such as, without limitation, time left until the Final Scheduled Vesting Date, the Partnership’s performance relative to similarly situated companies in the Partnership’s industry, etc.)), and any potential remaining Performance Units (i.e., those above the Target Number that were not vested in the Committee’s discretion) shall be forfeited.

(d)

If vesting under (b) occurs as a result of the occurrence of the Final Scheduled Vesting Date, the Performance Units shall (subject to the Committee’s discretion to vest a greater portion (up to ____% of the Target Number) or lesser portion of Performance Units based on other relevant factors (such as, without limitation, the Partnership’s performance relative to similarly situated companies in the Partnership’s industry)) vest from ___%-____% of the Target Number, based on _______, with the number of Performance Units vesting to be determined in accordance with the provisions of  Appendix A hereto.

(e)	The number of Performance Units deemed granted hereunder (for all purposes other than DERs) shall be up to _____ the number of Performance Units as the Target Number.

Forfeiture of Phantom Units: Subject to (b) above and Section 4(b) below, in the event of a cessation (not including any approved leave of absence) of the Participant’s Service for any reason, all Phantom Units that have not vested prior to or in connection with such cessation of Service shall thereupon automatically be forfeited by the Participant without further action and without payment of consideration therefor.

Payment of Phantom Units: Vested Phantom Units shall be paid to the Participant as set forth in Section 5 below.

DERs: Each Phantom Unit granted under this Agreement shall be issued in tandem with a corresponding DER, which shall entitle the Participant to receive payments in an amount equal to the Partnership distributions in accordance with Section 3 below.  For purposes of clarity, DERs that are granted with respect to Performance Units will be granted based upon the Target Number of Performance Units (with no adjustment upwards or downwards at vesting).

TERMS AND CONDITIONS OF PHANTOM UNITS

1. Grant. The Company hereby grants to the Participant, as of the Grant Date, an award of Phantom Units in the amount set forth in the Grant Notice above, subject to all of the terms and conditions contained in this Agreement and the Plan.

2. Phantom Units. Subject to Section 4 below and (c) above (regarding Performance Units), each Phantom Unit that vests shall represent the right to receive payment, in accordance with Section 5 below, in the form of one (1) Unit. Unless and until a Phantom Unit vests, the Participant will have no right to payment in respect of such Phantom Unit. Prior to actual payment in respect of any vested Phantom Unit, such Phantom Unit will represent an unsecured obligation of the Partnership, payable (if at all) only from the general assets of the Partnership.

3. Grant of Tandem DER. Each Phantom Unit granted hereunder is hereby granted in tandem with a corresponding DER, which shall remain outstanding from the Grant Date until the earlier of the payment or forfeiture of the related Phantom Unit.  Each DER shall entitle the Participant to receive payments, subject to and in accordance with this Agreement, in an amount equal to any distributions made by the Partnership following the Grant Date and while the DER is outstanding in respect of the Unit underlying the Phantom Unit to which such DER relates. The Company shall make each such payment to the Participant in cash as soon as reasonably practicable, but not later than forty-five days after each such distribution is paid by the Partnership.

4. Vesting and Forfeiture.
(a) Vesting. Subject to Section 4(b) or 4(c) below, the Phantom Units shall vest in such amounts and at such times as are set forth in the Grant Notice above.

(b) Accelerated Vesting. Subject to Section 4(c) below, if a Change in Control occurs after the Grant Date and following such occurrence, the Participant incurs a termination of Service due to the Participant’s termination by the Company or one of its Affiliates without Cause or the Participant’s resignation for Good Reason, then 100% of the then-unvested Standard Units shall vest in full as of immediately prior to such termination.[1] Accelerated vesting of Performance Units is covered under (c) of the Grant Notice above.  For purposes of this Agreement, the following definitions shall apply:

(i) “Cause” shall have the meaning set forth in a written employment or other similar agreement between the Participant on one hand and the Partnership, the Company or any of their Affiliates on the other hand. In the event the Participant is not a party to a written agreement containing a definition of “Cause” or similar term, “Cause” (solely for purposes of this Agreement and not for the purpose of establishing any standard of termination for employment) shall mean a finding by the Committee, before or after the Participant’s termination of Service, of:  any material failure by the Participant to perform the Participant’s duties and responsibilities as an Employee;  any significant act of fraud, embezzlement, theft or misappropriation by the Participant relating to the Company, the Partnership or any of their Affiliates that is demonstrably and significantly injurious to the Partnership or any of its Affiliates;  the Participant’s conviction of a felony or a crime involving moral turpitude;  any gross negligence or intentional misconduct on the part of the Participant in the conduct of the Participant’s duties and responsibilities with the Company, the Partnership or any of their Affiliates that is demonstrably and significantly injurious to the Partnership or any of its Affiliates; or  any material breach by the Participant of any agreement between the Company, the Partnership or any of their Affiliates, on the one hand, and the Participant on the other; provided, that with respect to items (i), (iv) and (v), the Participant shall have not been able to remedy such deficiencies within 15 days of receiving written notice thereof from the Company (as long as any such types of deficiencies have not previously been noticed in writing to Participant in the immediately preceding six months). The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Participant and the impact thereof, will be final for all purposes.

1.Accelerated vesting for the President and Chief Executive Officer will occur immediately prior to a Change in Control, with or without any such termination.

(ii) “Good Reason” shall have the meaning set forth in a written employment or other similar agreement between the Participant on one hand and the Partnership, the Company or any of their Affiliates on the other hand, provided that in no event shall any event or occurrence constitute Good Reason for purposes of this Agreement unless such event or occurrence constitutes a “material negative change” (within the meaning of Treasury Regulation 1.409A-1(n)(2)) to the Participant in his or her service relationship with the Company, the Partnership and its Affiliates. In the event the Participant is not a party to a written agreement containing a definition of “Good Reason” or similar term, “Good Reason” (solely for purposes of this Agreement and not for the purpose of establishing any standard of termination for employment) shall mean the occurrence of one or more of the following actions without the Participant’s consent:  a material reduction in the duties and responsibilities held by the Participant, except in connection with a termination of the Participant’s Service for Cause;  a material reduction in the Participant’s base salary, other than a reduction that is generally applicable to all similarly situated employees of the Company; or  a material change (i.e., more than 50 miles) in the geographic location at which the Participant must perform services for the Company, the Partnership or its Affiliates; provided, however, that no termination of Service by the Participant shall constitute a termination for Good Reason unless  the Participant has first provided the Company, the Partnership or its applicable Affiliate with written notice specifically identifying the acts or omissions constituting the grounds for Good Reason within thirty (30) days after the Participant has or should reasonably be expected to have had knowledge of the occurrence thereof,  the Company, the Partnership or its Affiliate, as applicable, has not cured such acts or omissions within thirty (30) days of its actual receipt of such notice, and  the effective date of the Participant’s termination for Good Reason occurs no later than ninety (90) days after the initial existence of the facts or circumstances constituting Good Reason.

(a) Forfeiture. Notwithstanding the foregoing, in the event of a cessation (not including any approved leave of absence) of the Participant’s Service for any reason, all Phantom Units that have not vested prior to or in connection with such cessation of Service shall thereupon automatically be forfeited by the Participant without further action and without payment of consideration therefor. No portion of the Phantom Units which has not become vested at the date of the Participant’s cessation (not including any approved leave of absence) of Service shall thereafter become vested.

(b) Payment. Vested Phantom Units shall be subject to the payment provisions set forth in Section 5 below.
5. Payment of Phantom Units and DERs.

(a) Phantom Units. Unpaid, vested Phantom Units shall be paid to the Participant in the form of Units in a lump sum as soon as reasonably practical, but not later than forty-five (45) days, following the date on which such Phantom Units vest. Payments of any Phantom Units that vest in accordance herewith shall be made to the Participant (or in the event of the Participant’s death, to the Participant’s estate) in whole Units in accordance with this Section 5. In lieu of the foregoing, the Committee may elect in its discretion to pay the Phantom

Units in cash equal to the Fair Market Value of the Units that would otherwise be distributed as of the date of vesting.
(b) DERs. DERs shall be paid to the Participant as provided above in Section 3.

(c) Potential Delay. Notwithstanding anything to the contrary in this Agreement, no amounts payable under this Agreement shall be paid to the Participant prior to the expiration of the six (6)-month period following his “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)) (a “Separation from Service”) to the extent that the Company determines that paying such amounts prior to the expiration of such six (6)-month period would result in a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of the applicable six (6)-month period (or such earlier date upon which such amounts can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of the Participant’s death), such amounts shall be paid to the Participant.

6. Tax Withholding. The Company and/or its Affiliates shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company and/or its Affiliates, an amount sufficient to satisfy all applicable federal, state and local taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event arising in connection with the Phantom Units and the DERs. In satisfaction of the foregoing requirement the Company and/or its Affiliates shall withhold, solely at the election of the Participant,  Units otherwise issuable in respect of such Phantom Units having a Fair Market Value equal to the sums required to be withheld,  cash, or  a combination of cash and Units otherwise issuable in respect of such Phantom Units. In the event that Units that would otherwise be issued in payment of the Phantom Units are used to satisfy all or part of such withholding obligations, the number of Units which shall be so withheld shall be limited to the number of Units which have a Fair Market Value (which, in the case of a broker-assisted transaction (if a broker assisted transaction is permitted by the Participant), shall be determined by the Committee, consistent with applicable provisions of the Code) on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income, less any cash withheld.

7. Rights as Unit Holder. Neither the Participant nor any person claiming under or through the Participant shall have any of the rights or privileges of a holder of Units in respect of any Units that may become deliverable hereunder unless and until certificates representing such Units shall have been issued or recorded in book entry form on the records of the Partnership or its transfer agents or registrars, and delivered in certificate or book entry form to the Participant or any person claiming under or through the Participant.

8. Non-Transferability. Except as set forth in the next sentence, neither the Phantom Units nor any right of the Participant under the Phantom Units may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant (or any permitted transferee) other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership and any of their Affiliates. Notwithstanding the foregoing,  the Phantom Units or any right of the Participant under the Phantom Units may be transferred by a Participant without consideration to any “family member” of the Participant, as defined in the instructions to use of the Form S-8 Registration Statement under the Securities Act, as applicable, or any other transferee specifically approved by the Committee after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards; and  vested Units may be transferred to the extent permitted by the Partnership Agreement and not otherwise prohibited by this Agreement or any other agreement restricting the transfer of such Units.

9. Distribution of Units. Unless otherwise determined by the Committee or required by any applicable law, rule or regulation, neither the Company nor the Partnership shall deliver to the Participant certificates evidencing Units issued pursuant to this Agreement and instead such Units shall be recorded in the books of the Partnership (or, as applicable, its transfer agent or equity plan administrator). All certificates for Units issued pursuant to this Agreement and all Units issued pursuant to book entry procedures hereunder shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities Exchange Commission, any stock exchange upon which such Units are then listed, and any applicable federal or state laws, and the Company may cause a legend or legends to be inscribed on any such certificates or book entry to make appropriate reference to such restrictions. In addition to the terms and conditions provided herein, the Company may require that the Participant make such covenants, agreements, and representations as the Company, in its sole discretion, deems advisable in order to comply with any such laws, regulations, or requirements. No fractional Units shall be issued or delivered pursuant to the Phantom Units and the Committee shall determine the amount of cash, other securities, or other property that shall be paid or transferred in lieu of fractional Units.

10. Partnership Agreement. Units issued upon payment of the Phantom Units shall be subject to the terms of the Plan and the Partnership Agreement. Upon the issuance of Units to the Participant, the Participant shall, automatically and without further action on his or her part,  be admitted to the Partnership as a Limited Partner (as defined in the Partnership Agreement) with respect to the Units, and  become bound, and be deemed to have agreed to be bound, by the terms of the Partnership Agreement.

11. No Effect on Service. Nothing in this Agreement or in the Plan shall be construed as giving the Participant the right to be retained in the employ or service of the Company or any Affiliate thereof or establish standards regarding the termination from employment of the Participant. Furthermore, the Company and its Affiliates may at any time dismiss the Participant from employment or consulting free from any liability or any claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan, this Agreement or any other written agreement between the Participant and the Company or an Affiliate thereof.

12. Non-Solicitation of Customers and Employees.
(a) During the period beginning on the Grant Date and for a period of 12 months following the termination of the Participant’s Service (the “Restricted Period”) for any

reason, the Participant agrees to not, directly or indirectly, recruit or otherwise solicit or induce any employee, customer, subscriber or supplier of the Company to terminate its employment or arrangement with the Company, to engage in business with the Participant (or any future employer, affiliate or service recipient of the Participant) or to otherwise change its relationship with the Company, the Partnership or any of their Affiliates. Further, during the Restricted Period, the Participant agrees not to, directly or indirectly, hire or attempt to hire, or assist another person, firm, corporation, partnership or business in hiring or attempting to hire any employee (or former employee for six months after termination of employment) of the Company.

(b) It is recognized and acknowledged by the Participant that a breach of the covenants contained in this Section 12 will cause irreparable damage to the Company, the Partnership and their Affiliates and their goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Participant agrees that in the event of a breach of any of the covenants contained in this Section 12, in addition to any other remedy which may be available at law or in equity, the Company, the Partnership and their Affiliates will be entitled to specific performance and injunctive relief without having to prove damages. In the event any term of this Section 12 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

13. Non-Disparagement. The Participant agrees to refrain from making any oral or written statements to a third party about the Company, the Partnership, or any of their Affiliates that are slanderous, libelous or defamatory with the effect of damaging the business or reputation of the Company, the Partnership, or any of their Affiliates. If the Participant violates the terms of this Section 13, the violation shall be deemed an Act of Misconduct under the Plan and the Phantom Units, DERs, and Units issuable hereunder, whether vested or unvested and whether or not previously issued, shall be subject to the clawback described in Section 8(o) of the Plan only to the extent that the violation resulted in actual demonstrable harm to the Company, the Partnership, or any of their Affiliates.

14. Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

15. Tax Consultation. None of the Board, the Committee, the Company or the Partnership has made any warranty or representation to Participant with respect to the income tax consequences of the issuance of the Phantom Units, the DERs, the Units or the transactions contemplated by this Agreement, and the Participant represents that he or she is in no manner relying on such entities or their representatives for tax advice or an assessment of such tax consequences. The Participant understands that the Participant may suffer adverse tax consequences in connection with the Phantom Units and DERs granted pursuant to this Agreement. The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the Phantom Units and DERs.

16. Amendments, Suspension and Termination. Solely to the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. Except as provided in the preceding sentence, this Agreement cannot be modified, altered or amended, except by an agreement, in writing, signed by both the Partnership and the Participant.

17. Lock-Up Agreement. The Participant shall agree, if so requested of all executive management personnel by the Company or the Partnership and any underwriter in connection with any public offering of securities of the Partnership or any Affiliate thereof, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Units held by him or her for such period, not to exceed one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act in connection with such public offering, as such underwriter shall specify reasonably and in good faith. The Company or the Partnership may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period. Notwithstanding the foregoing, the 180-day period may be extended for up to such number of additional days as is deemed necessary by such underwriter or the Company or Partnership to continue coverage by research analysts in accordance with FINRA Rule 2711 or any successor rule.

18. Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Phantom Units and DERs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

19. Code Section 409A. None of the Phantom Units, the DERs or any amounts paid pursuant to this Agreement are intended to constitute or provide for a deferral of compensation that is subject to Section 409A of the Code. Nevertheless, to the extent that the Committee determines that the Phantom Units or DERs may not be exempt from (or compliant with) Section 409A of the Code, the Committee may (but shall not be required to) amend this Agreement in a manner intended to comply with the requirements of Section 409A of the Code or an exemption therefrom (including amendments with retroactive effect), or take any other actions as it deems necessary or appropriate to  exempt the Phantom Units or DERs from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Phantom Units or DERs, or  comply with the requirements of Section 409A of the Code. To the extent applicable, this Agreement shall be interpreted in accordance with the provisions of Section 409A of the Code. Notwithstanding anything in this Agreement to the contrary, to the extent that any payment or benefit hereunder constitutes non-exempt “nonqualified deferred compensation” for purposes of Section 409A of the Code, and such payment or benefit would otherwise be payable or distributable hereunder by reason of the Participant’s cessation of Service, all references to the Participant’s cessation of Service shall be construed to mean a Separation from Service, and the Participant shall not be considered to have a cessation of Service unless such cessation constitutes a Separation from Service with respect to the Participant.

20. Adjustments; Clawback. The Participant acknowledges that the Phantom Units are subject to modification and forfeiture in certain events as provided in this Agreement and Section 7 of the Plan. The Participant further acknowledges that the Phantom Units, DERs and Units issuable hereunder, whether vested or unvested and whether or not previously issued, are subject to clawback as provided in Section 8(o) of the Plan.

21. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and the Partnership. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

22. Governing Law. The validity, construction, and effect of this Agreement and any rules and regulations relating to this Agreement shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

23. Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

24. Forfeiture. The Award granted under this Agreement shall automatically be deemed forfeited by the Participant on ______, 20__ unless prior to such date the Participant shall have executed and delivered to the Partnership this Agreement and  an NDA and Assignment in favor of the Partnership (except that (ii) is not required for Participants who already have entered into  a written employment agreement with the Partnership, one of its subsidiaries or USA Compression Management Services, LLC or  a Nondisclosure and Assignment of Inventions Agreement in form satisfactory to the Partnership (a “Form NDA and Assignment”)).

[Signature page follows]

The Participant’s signature below indicates the Participant’s agreement with and understanding that this award is subject to all of the terms and conditions contained in the Plan and in this Agreement, and that, in the event that there are any inconsistencies between the terms of the Plan and the terms of this Agreement, the terms of this Agreement shall control. The Participant further acknowledges that the Participant has read and understands the Plan and this Agreement, which contains the specific terms and conditions of this grant of Phantom Units. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

USA Compression Partners, LP

a Delaware limited partnership

By:USA Compression GP, LLC

Its:General Partner

By:_______________________________________________

Name: Eric D. Long

Title: President and CEO

“PARTICIPANT”

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Appendix A